Exhibit 4.2

ATLAS AIR WORLDWIDE HOLDINGS, INC.

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

to Indenture

Dated as of June 3, 2015

Dated as of June 3, 2015

2.25% Convertible Senior Notes due 2022

TABLE OF CONTENTS

		PAGE

	ARTICLE 1
	SCOPE OF FIRST SUPPLEMENTAL INDENTURE

Section 1.01.	Scope	2

	ARTICLE 2
	DEFINITIONS

Section 2.01.	Definitions and Other Provisions of General Application	2
Section 2.02.	References to Interest	11

	ARTICLE 3
	ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 3.01.	Designation and Amount	12
Section 3.02.	Form of Notes	12
Section 3.03.	Date and Denomination of Notes; Payment of Interest	13
Section 3.04.	Exchange and Registration of Transfer of Notes; Depositary	13
Section 3.05.	Mutilated, Destroyed, Lost and Stolen Notes	15
Section 3.06.	Cancellation of Notes Paid, Converted, Etc.	16
Section 3.07.	Additional Notes; Repurchases	16
Section 3.08.	Payment of Defaulted Amounts	17
Section 3.09.	CUSIP Numbers	17

	ARTICLE 4
	SATISFACTION AND DISCHARGE

Section 4.01.	Applicability of Article IV and Article XIII of the Base Indenture	18
Section 4.02.	Satisfaction and Discharge	18
Section 4.03.	Application of Trust Money	18

	ARTICLE 5
	PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.	Maintenance of Office or Agency	19
Section 5.02.	Appointments to Fill Vacancies in Trustee’s Office	19
Section 5.03.	Provisions as to Paying Agent	19
Section 5.04.	Reports	20
Section 5.05.	Stay, Extension and Usury Laws	20
Section 5.06.	Compliance Certificate; Statements as to Defaults	21
Section 5.07.	Further Instruments and Acts	21

i

Section 15.05.	Execution in Counterparts	63
Section 15.06.	Separability Clause	63
Section 15.07.	Legal Holidays	63
Section 15.08.	Calculations	63
Section 15.09.	Conflict With Trust Indenture Act	64
Section 15.10.	Successors and Assigns	64
Section 15.11.	Waiver of Jury Trial	64
Section 15.12.	Official Acts by Successor Corporation	64

	ARTICLE 16
	IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 16.01.	Indenture and Notes Solely Corporate Obligations	64

EXHIBIT

Exhibit A	Form of Note	A-1

FIRST SUPPLEMENTAL INDENTURE, dated as of June 3, 2015 (this “First Supplemental Indenture”), between ATLAS AIR WORLDWIDE HOLDINGS, INC., a Delaware corporation, as issuer (the “Company”, as more fully set forth in Section 2.01(c)) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”, as more fully set forth in Section 2.01(c)), supplementing the Indenture, dated as of June 3, 2015, between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by this First Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”);

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have executed and delivered the Base Indenture to provide, among other things, for the issuance, from time to time, by the Company of its unsecured senior debentures, notes or other evidences of indebtedness (the “Securities”), in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 2.1, Section 3.1 and Section 9.1(7) of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee (at the direction of the Company), at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to, among other things, establish the form or terms of Securities of any series as permitted by the Base Indenture, and to provide for the issuance of such Securities, as permitted by the Base Indenture, and to set forth the terms thereof;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of a single series of Securities designated as its 2.25% Convertible Senior Notes due 2022 (the “Notes”), initially in an aggregate principal amount not to exceed $224,500,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, the Company desires to issue $224,500,000 aggregate principal amount of the Notes as of the date hereof;

WHEREAS, the Company desires to establish the form and terms of the Notes;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all things necessary to make this First Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this First Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

SCOPE OF FIRST SUPPLEMENTAL INDENTURE

Section 1.01. Scope. This First Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by this First Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this First Supplemental Indenture shall only apply to the Notes, which may be issued from time to time. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. With respect to the Notes, if the terms of the Base Indenture are inconsistent with the terms of this First Supplemental Indenture, then the terms of this First Supplemental Indenture shall control.

ARTICLE 2

DEFINITIONS

Section 2.01. Definitions and Other Provisions of General Application. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided herein or unless the context otherwise requires:

(a) all words, terms and phrases defined in the Base Indenture that are used in this First Supplemental Indenture (but that are not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(b) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this First Supplemental Indenture; and

(c) Section 1.1 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 2.01(c):

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.04.

“Additional Shares” shall have the meaning specified in Section 12.03(a).

“Applicable Procedures” means, with respect to any payment, redemption, transfer, exchange or conversion of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, redemption, transfer, exchange or conversion.

“Base Indenture” shall have the meaning specified in the first paragraph of this First Supplemental Indenture.

“Bid Solicitation Agent” means the Company or the other Person appointed by the Company, from time to time, to solicit bids for the Trading Price of the Notes in accordance with Section 12.01(b)(i).

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 12.02(a).

“Clause A Distribution” shall have the meaning specified in Section 12.04(c)(A).

“Clause B Distribution” shall have the meaning specified in Section 12.04(c)(B).

“Clause C Distribution” shall have the meaning specified in Section 12.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 12.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person, and, in each case, not entitled to any preference in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such Person.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this First Supplemental Indenture, subject to Section 12.07.

“Company” shall have the meaning specified in the first paragraph of this First Supplemental Indenture and, subject to the provisions of Article 11, shall include its successors and assigns.

“Conversion Agent” shall have the meaning specified in Section 5.01.

“Conversion Date” shall have the meaning specified in Section 12.02(c).

“Conversion Obligation” shall have the meaning specified in Section 12.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 12.01(a).

“Corporate Trust Office” means, for purposes of the Notes, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Atlas Air Account Administrator, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Company).

“Custodian” means, solely for purposes of this First Supplemental Indenture and with respect to the Global Notes, the Trustee, as custodian for The Depository Trust Company, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 70 consecutive Trading Days during the Observation Period, 1/70th (one-seventieth) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 70.

“Daily Settlement Amount,” for each of the 70 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day, which number may include fractional shares of Common Stock during the pendency of such Observation Period.

“Daily VWAP” means, for each of the 70 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AAWW <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or lapse of time, or both, would become, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, solely for purposes of this First Supplemental Indenture and with respect to each Global Note, the Person specified in Section 3.04(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 12.04(c).

“Effective Date” shall have the meaning specified in Section 12.03(c), except that, as used in Section 12.04 and Section 12.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.02.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” shall have the meaning specified in Section 12.04(e).

“First Supplemental Indenture” shall have the meaning specified in the first paragraph of this First Supplemental Indenture.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) becomes the Reference Property of the Notes. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction), references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 13.02(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 13.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 13.02(c)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 13.02(a).

“Global Note” shall have the meaning specified in Section 3.04(b). Each Global Note shall constitute a Global Security.

“Indenture” shall have the meaning specified in the first paragraph of this First Supplemental Indenture.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on December 1, 2015.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share of the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 12.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means June 1, 2022. The Maturity Date shall be the Stated Maturity for the payment of principal of the Notes.

“Measurement Period” shall have the meaning specified in Section 12.01(b)(i).

“Merger Event” shall have the meaning specified in Section 12.07(a).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this First Supplemental Indenture.

“Note Register” means the register maintained by the Security Registrar with respect to the Notes in accordance with Section 3.5(a) of the Base Indenture. The Note Register shall be the Security Register with respect to the Notes.

“Notice of Conversion” shall have the meaning specified in Section 12.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to September 1, 2021, the 70 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after September 1, 2021, and on or prior to the second Scheduled Trading Day immediately preceding the Maturity Date, the 70 consecutive Trading Days beginning on, and including, the 72nd Scheduled Trading Day immediately preceding the Maturity Date.

“open of business” means 9:00 a.m. (New York City time).

“Outstanding,” when used with respect to Notes, shall mean, as of any particular time, that such Note is considered “Outstanding” under the definition thereof in the Base Indenture; provided that the words “or redemption”, the first parenthetical and the two provisos, in each case, in clause (ii) of such definition, shall be disregarded with respect to the Notes; provided further that the following Notes shall be deemed to be not “Outstanding”:

(a) Notes converted pursuant to Article 12 and required to be cancelled pursuant to Section 3.06(b);

(b) Notes repurchased by the Company pursuant to the penultimate sentence of Section 3.07; and

(c) Notes surrendered for repurchase in accordance with Article 13 and not validly withdrawn for which the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 13.04(b).

“Paying Agent” means the Trustee or any successor office or agency maintained by the Company in the Place of Payment pursuant to Section 10.2 of the Base Indenture where the Notes may be presented or surrendered for payment or surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served; provided, however, that no service of legal process on the Company may be made at any office of the Trustee.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 12.02(a).

“Place of Payment” means, with respect to the Notes, the location of the office or agency maintained by the Company pursuant to Section 5.01. The “Place of Payment” shall initially be Wilmington, Delaware.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 of the Base Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note. Each Predecessor Note shall constitute a Predecessor Security.

“principal” of a Note means the stated principal amount of (including the Fundamental Change Repurchase Price, if any) such Note. Solely for purposes of the Notes, references to “principal” in the Base Indenture shall be deemed instead to be references to “principal” as such term is defined in this First Supplemental Indenture.

“Prospectus Supplement” means the preliminary prospectus supplement dated May 27, 2015, as supplemented by the related pricing term sheet dated May 28, 2015, relating to the offering and sale of the Notes.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 12.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 12.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 12.02(a)(iii).

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that meets the definition of “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified or deemed specified in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 12.04(c).

“Stock Price” shall have the meaning specified in Section 12.03(c).

“Successor Company” shall have the meaning specified in Section 11.02(a).

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose and whose names and contact information the Company provides to the Bid Solicitation Agent, which may include one or more of the Underwriters; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer selected by the Company on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on such determination date.

“Trigger Event” shall have the meaning specified in Section 12.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this First Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Underwriters” means Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, CJS Securities, Inc., FBR Capital Markets & Co. and Sidoti & Company, LLC.

“unit of Reference Property” shall have the meaning specified in Section 12.07(a).

“Valuation Period” shall have the meaning specified in Section 12.04(c).

Section 2.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision of the Indenture shall not be construed as excluding Additional Interest in those provisions of the Indenture where such express mention is not made.

ARTICLE 3

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 3.01. Designation and Amount. The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “2.25% Convertible Senior Notes due 2022.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $224,500,000, subject to Section 3.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 12.02 or Section 13.04 hereof or Section 3.4, Section 3.5, Section 3.6 or Section 9.6 of the Base Indenture (as amended, if applicable, by this First Supplemental Indenture).

Section 3.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, notwithstanding anything in the Base Indenture to the contrary, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, that to the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made on the Schedule of Exchanges of Notes to such Global Note by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture.

Section 3.03. Date and Denomination of Notes; Payment of Interest. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Section 3.10 of the Base Indenture shall be superseded in its entirety by this Section 3.03(a), and any reference in the Base Indenture to such Section 3.10 shall be deemed to refer instead to this Section 3.03(a).

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (which includes the Fundamental Change Repurchase Price, if applicable) (x) in the case of any Physical Note, shall be payable through the Paying Agent at the office or agency designated by the Company maintained for such purpose in the continental United States of America, which shall initially be the Corporate Trust Office, and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds in accordance with the wire transfer instructions supplied by the Depositary or its nominee from time to time to the Trustee and the Paying Agent (if other than the Trustee). The Company shall pay interest (i) on any Physical Notes through the Paying Agent (A) by check mailed to the Holder of these Notes at its address as it appears in the Note Register and (B) to a Holder holding Physical Notes having an aggregate principal amount of more than $5,000,000, at the application by such Holder in writing to the Company and the Paying Agent (which application shall remain in effect until the Holder provides written notice to the contrary) by wire transfer of immediately available funds to that Holder’s account within the United States supplied by such Holder from time to time to the Trustee and the Paying Agent (if other than the Trustee) not later than the relevant Regular Record Date, or (ii) on any Global Notes by wire transfer of immediately available funds in accordance with the wire transfer instructions supplied by the Depositary or its nominee from time to time to the Trustee or the Paying Agent (if other than the Trustee). The Company shall pay the principal amount of and interest on any Note in money of the United States that at the time of payment is legal tender for payment of public and private debts. Section 3.7(a) of the Base Indenture shall be superseded in its entirety by this Section 3.03(b), and any reference in the Base Indenture to such Section 3.7(a) shall be deemed to refer instead to this Section 3.03(b).

Section 3.04. Exchange and Registration of Transfer of Notes; Depositary. (a) No service charge shall be imposed by the Company, the Trustee, the Security Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. Section 3.5(f) of the Base Indenture shall be superseded in its entirety by this first paragraph of Section 3.04(a), and any reference in the Base Indenture to such Section 3.5(f) shall be deemed to refer instead to this first paragraph of Section 3.04(a).

None of the Company, the Trustee or the Security Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 13.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the first paragraph of Section 3.04(d), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 3.04(c)), a Global Note shall not be transferred, in whole or in part, except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the first paragraph of Section 3.04(d).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

Section 3.5(i) of the Base Indenture shall be superseded in its entirety by this Section 3.04(c), and any reference in the Base Indenture to such Section 3.5(i) shall be deemed to refer instead to this Section 3.04(c).

(d) If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 3.04(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures of the Depositary and the provisions of the Indenture. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on the Schedule of Exchanges of Notes to such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.5(h) of the Base Indenture shall be superseded in its entirety by this Section 3.04(d), and any reference in the Base Indenture to such Section 3.5(h) shall be deemed to refer instead to this Section 3.04(d).

(e) The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 3.06.

Section 3.05. Mutilated, Destroyed, Lost and Stolen Notes. (a) Section 3.6(c), Section 3.6(d) and Section 3.6(f) of the Base Indenture shall be superseded in their entirety by Section 3.05(b), and any reference in the Base Indenture to such Section 3.6(c), Section 3.6(d) or Section 3.6(f) shall be deemed to refer instead to Section 3.05(b).

(b) No service charge shall be imposed by the Company, the Trustee, the Security Registrar or the Paying Agent upon the issuance of any substitute Note as provided in Section 3.6 of the Base Indenture, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 12 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent, of the destruction, loss or theft of such Note and of the ownership thereof.

To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 3.06. Cancellation of Notes Paid, Converted, Etc. (a) Section 3.9 of the Base Indenture shall be superseded in its entirety by Section 3.06(b), and any reference in the Base Indenture to such Section 3.9 shall be deemed to refer instead to Section 3.06(b).

(b) The Company shall cause all Notes surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall cancel Notes in accordance with its customary procedures and, after such cancellation, shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 3.07. Additional Notes; Repurchases. The Company may, without notice to or the consent of the Holders and notwithstanding Section 3.01, reopen this First Supplemental Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes (as determined by the Company in good faith based on the advice of tax counsel) or securities law purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover those matters required by Section 1.2(b) of the Base Indenture. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiation transaction or a public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to the Holders. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 3.06(b) and such Notes shall no longer be considered Outstanding under the Indenture upon their repurchase.

Section 3.08. Payment of Defaulted Amounts. Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 15 days after the receipt by the Trustee of such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 10 days and not less than 5 days prior to the date of the proposed payment, and not less than 5 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment (to be prepared by the Company) of such Defaulted Amounts and the special record date therefor to be sent electronically or mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 3.08.

(b) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 3.7(b) of the Base Indenture shall be superseded in its entirety by this Section 3.08, and any reference in the Base Indenture to such Section 3.7(b) shall be deemed to refer instead to this Section 3.08.

Section 3.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Applicability of Article IV and Article XIII of the Base Indenture. Article IV of the Base Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 4 shall, with respect to the Notes, supersede in their entirety such Article IV of the Base Indenture, and all references in the Base Indenture to such Article IV or any Sections thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 4 and the satisfaction and discharge provisions set forth in this Article 4. Article XIII of the Base Indenture shall not apply to the Notes.

Section 4.02. Satisfaction and Discharge. This First Supplemental Indenture (and the Base Indenture with respect to the Notes) shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute instruments prepared by the Company acknowledging satisfaction and discharge of the Indenture, when (x) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 3.05 and Section 3.6 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the Outstanding Notes and/or satisfy all conversions of Notes, as the case may be, and pay all other sums due and payable under the Indenture by the Company; and (y) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this First Supplemental Indenture (and the Base Indenture with respect to the Notes) have been complied with.

Section 4.03. Application of Trust Money. Subject to the provisions of Section 5.03, all cash and shares of Common Stock deposited with the Trustee pursuant to Section 4.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment or satisfaction, as the case may be, either directly or through a Paying Agent (including the Company, if acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (including the Fundamental Change Repurchase Price, if applicable) and interest or the Company’s Conversion Obligation, as applicable, for whose payment or satisfaction, as the case may be, such cash and/or shares of Common Stock have been deposited with the Trustee as contemplated by Section 4.02. Notwithstanding the references herein to delivery by the Company to the Conversion Agent of shares of Common Stock to be further distributed to applicable Holders of the Notes, it shall be acceptable if such shares of Common Stock are distributed to Holders via an alternate method which is usual and customary with respect to securities similar to the Notes.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01. Maintenance of Office or Agency. Pursuant to Section 3.1 of the Base Indenture and Section 10.2 of the Base Indenture, the Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Bid Solicitation Agent and Custodian and the Corporate Trust Office of the Trustee in the continental United States of America as the office or agency where Notes may be presented or surrendered for payment or repurchase, where Notes may be surrendered for registration of transfer or exchange or where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

The Company shall also maintain an office or agency (the “Conversion Agent”) in the Place of Payment where the Notes may be surrendered for conversion. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders may be made at the Corporate Trust Office or the office or agency of the Trustee in the continental United States of America. The Company hereby initially designates the Trustee as the Conversion Agent and the Corporate Trust Office of the Trustee in the continental United States of America as the office or agency where Notes may be surrendered for conversion. The Company may also from time to time designate one or more additional conversion agents and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in accordance with this Section 5.01. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Conversion Agent” includes any such additional or other offices or agencies, as applicable.

The Company shall maintain a Place of Payment in the continental United States of America at all times at which any Note is Outstanding. The Company shall notify Holders, the Trustee and the Paying Agent and Conversion Agent (if other than the Trustee) within one Business Day of any change in the Place of Payment.

Section 5.02. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 6.10 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.03. Provisions as to Paying Agent. (a) Section 10.3(c)(3) of the Base Indenture is hereby amended with respect to the Notes by replacing the words “such default” therein with “Event of Default”.

(b) Subject to any unclaimed property laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease. Section 10.3(e) of the Base Indenture shall be superseded in its entirety by this Section 5.03(b), and any reference in the Base Indenture to such Section 10.3(e) shall be deemed to refer instead to this Section 5.03(b).

Section 5.04. Reports. (a) Section 7.4 of the Base Indenture shall be superseded in its entirety by this Section 5.04, and any reference in the Base Indenture to such Section 7.4 shall be deemed to refer instead to this Section 5.04.

(b) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system or any successor thereof shall be deemed to be filed with the Trustee for purposes of this Section 5.04 at the time such documents are filed via the EDGAR system or such successor. The Trustee shall have no obligation to determine whether or not such documents or reports have been filed through the EDGAR filing system or such successor.

(c) Delivery of any documents or reports described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).

Section 5.05. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal (including the Fundamental Change Repurchase Price, if applicable) of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. Section 5.15 of the Base Indenture shall be superseded in its entirety by this Section 5.05, and any reference in the Base Indenture to such Section 5.15 shall be deemed to refer instead to this Section 5.05.

Section 5.06. Compliance Certificate; Statements as to Defaults. (a) Section 10.5 of the Base Indenture shall be superseded in its entirety by this Section 5.06, and any reference in the Base Indenture to such Section 10.5 shall be deemed to refer instead to this Section 5.06.

(b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2015) an Officers’ Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under the Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of an Event of Default or Default pursuant to Section 6.02(d) through (j), an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take in respect thereof.

Section 5.07. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Applicability of Article V of the Base Indenture. Section 5.1, Section 5.2, Section 5.3(a), Section 5.3(b), Section 5.6, Section 5.7, Section 5.8, Section 5.13 and Section 5.14 of the Base Indenture shall not apply to the Notes. Instead, the Event of Default provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Section 5.1, Section 5.2, Section 5.3(a), Section 5.3(b), Section 5.6, Section 5.7, Section 5.8, Section 5.13 and Section 5.14 of the Base Indenture, and all references in the Base Indenture to such Sections and Event of Default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to the corresponding Sections of this Article 6 and the Event of Default provisions set forth therein. Without limiting the foregoing, the reference in Section 6.3(h) of the Base Indenture to paragraphs (1) through (3) of Section 5.1 of the Base Indenture shall, with respect to the Notes, be deemed to be a reference to Section 6.02(a) and Section 6.02(b) hereof.

Section 6.02. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five days;

(d) failure by the Company for a period of three Business Days to issue a Fundamental Change Company Notice in accordance with Section 13.02(b), notice of the Effective Date of a Make-Whole Fundamental Change in accordance with Section 12.03(b) or notice of a specified corporate event in accordance with Section 12.01(b)(ii) or Section 12.01(b)(iii), in each case when due;

(e) failure by the Company to comply with its obligations under Article 11;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $50,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and, in each case, such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days;

(h) a final judgment or judgments for the payment of $50,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.03. Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding anything contained in the Indenture or in the Notes to the contrary. If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall automatically become due and payable immediately.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 6.7 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.08, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.04. Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) the Company’s failure to comply with its obligations as set forth in Section 5.04 shall, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes, at a rate equal to 0.25% per annum of the principal amount of the Outstanding Notes for each day during the first 90 days after the occurrence of such an Event of Default on which such Event of Default is continuing, beginning on, and including, the date on which such an Event of Default first occurs, and at a rate equal to 0.50% per annum of the principal amount of the Outstanding Notes for each day from the 91st day after the occurrence of such an Event of Default until the 180th day following the occurrence of such an Event of Default on which such Event of Default is continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), such Additional Interest shall cease to accrue and the Notes shall be immediately subject to acceleration as provided in Section 6.03. The provisions of this paragraph shall not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 314(a)(1) of the Trust Indenture Act or Section 5.04. In the event the Company does not elect to pay Additional Interest following such an Event of Default in accordance with this Section 6.04 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, and the Trustee and the Paying Agent in writing, of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

Section 6.05. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.02 shall have occurred, the Company shall, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 6.7 of the Base Indenture. If the Company shall fail to pay such amounts forthwith, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 6.06. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 or Article V of the Base Indenture (as amended by this First Supplemental Indenture with respect to the Notes) with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid (or in accordance with Applicable Procedures, with respect to Global Notes):

First, to the payment of all amounts due the Trustee under Section 6.7 of the Base Indenture;

Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion if applicable), then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of accrued and unpaid interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.07. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no written direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.08, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.08. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the

Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an Outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.08, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Section 5.12(a)(1) of the Base Indenture is hereby amended with respect to the Notes by inserting immediately prior to the word “satisfactory” the word “reasonably”.

Section 6.09. Notice of Defaults. Within 90 days after the Trustee has gained knowledge of the occurrence of any Default hereunder with respect to the Notes, the Trustee shall send to all Holders of Notes, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable) or interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes. Section 6.2 of the Base Indenture shall be superseded in its entirety by this Section 6.09, and any reference in the Base Indenture to such Section 6.2 shall be deemed to refer instead to this Section 6.09.

Section 6.10. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.10 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 12.

ARTICLE 7

[RESERVED].

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Applicability of Section 1.4(a), Section 1.4(b) and Section 1.4(c) of the Base Indenture. Section 1.4(a), Section 1.4(b) and Section 1.4(c) of the Base Indenture shall be superseded in their entirety by this Article 8, and any reference in the Base Indenture to such Section 1.4(a), Section 1.4(b) or Section 1.4(c) shall be deemed to refer instead to this Article 8.

Section 8.02. Action by Holders. Whenever in the Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Security Registrar may deem the Person in whose name a Note shall be registered upon the Note Register (which, for the avoidance of doubt shall initially be Cede & Co. in the case of a Note held through the Depositary) to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Security Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 3.03 and Section 3.08) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Security Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effective to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in the Indenture (including, without limitation, Section 3.8 of the Base Indenture) or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of the Indenture.

Section 8.04. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.02, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.05, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Section 8.05. Proof of Execution by Holders. Subject to the provisions of Section 6.1 and Section 6.3 of the Base Indenture and Section 9.05 hereof, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Security Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6 hereof or Article V of the Base Indenture;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI of the Base Indenture;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.03; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.02, shall be sent to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be sent to the Company. Such notices shall be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% of the aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting (and if the Notes are not Global Notes, have provided the Trustee adequate funds to cover the costs of distributing such notice), and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request (and, if applicable, sufficient funds to cover such costs), then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by sending notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee may, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting may be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the proviso immediately succeeding clause (iii) of the definition of “Outstanding” in the Base Indenture, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the Outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Applicability of Article IX of the Base Indenture. Section 9.1 and Section 9.2 of the Base Indenture shall not apply to the Notes. Instead, the supplemental indenture provisions set forth in this Article 10 shall, with respect to the Notes, supersede in their entirety Section 9.1 and Section 9.2 of the Base Indenture, and all references in the Base Indenture to such Sections and amendment and waiver provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to the corresponding Sections of this Article 10 and the supplemental indenture provisions set forth therein.

Section 10.02. Supplemental Indentures Without Consent of Holders. The Company, when authorized by Board Resolutions and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture and the Notes, in accordance with the provisions of Article 11 (including pursuant to the last sentence of Section 11.03);

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company hereunder;

(f) to make any change that does not adversely affect the rights of any Holder (as determined by the Board of Directors);

(g) in connection with any Merger Event, provide that the notes are convertible into Reference Property, subject to the provisions of Section 12.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 12.07;

(h) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(i) to conform the provisions of the Indenture or the Notes to the “Description of Notes” section of the Prospectus Supplement;

(j) to provide for a successor trustee pursuant to the provisions of Article VI of the Base Indenture or to otherwise comply with any requirements of the Indenture;

(k) to provide for the issuance of additional Notes, to the extent that the Company deems such supplemental indenture necessary or advisable in connection with such issuance; provided that no such supplemental indenture shall impair or adversely affect the rights or interests of any Holder (as determined by the Board of Directors); provided further that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers;

(l) to increase the Conversion Rate;

(m) to provide for additional rights and benefits for the Holders; or

(n) to provide for the addition of a co-obligor under the Notes pursuant to the penultimate paragraph of Section 11.02.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.02 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 10.03.

Section 10.03. Supplemental Indentures with Consent of Holders. With the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding, the Company, when authorized by Board Resolutions and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the written consent of each Holder of an Outstanding Note affected thereby, no such supplemental indenture shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of, or extend the stated time for payment of, interest on any Note;

(c) reduce the principal of, or extend the Maturity Date of, any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency other than that stated in the Note;

(g) make any Note payable at a Place of Payment, other than in the continental United States of America;

(h) change the ranking of the Notes;

(i) impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(j) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.03 or Section 6.08.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 9.3 of the Base Indenture, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. For the avoidance of doubt, Holders may approve any amendment in accordance with Article 8 hereof or by written consent.

Holders do not need under this Section 10.03 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall send to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the supplemental indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Applicability of Article VIII of the Base Indenture. Article VIII of the Base Indenture shall not apply to the Notes. Instead, the consolidation, merger, sale, conveyance and lease provisions set forth in this Article 11 shall, with respect to the Notes, supersede in their entirety such Article VIII of the Base Indenture, and all references in the Base Indenture to such Article VIII and Company successor provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 11 and the consolidation, merger, sale, conveyance and lease provisions set forth in this Article 11.

Section 11.02. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the Successor Company, if not the Company, shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

Notwithstanding anything to the contrary herein, following an acquisition of 100% of the Common Stock by a Person that is a corporation for U.S. federal income tax purposes in a transaction in which holders of the Common Stock receive as consideration stock of that corporation, the Company may convert into a limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (provided that a co-obligor of the Notes is a corporation organized or existing under such laws) that is wholly owned by that corporation if the conditions set forth in clauses (a) and (b) above are otherwise satisfied.

For purposes of this Section 11.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.03. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if not the Company), by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11, the Person named as the “Company” in the first paragraph of this First Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.04. Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence, each stating that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

CONVERSION OF NOTES

Section 12.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 12, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 principal amount in excess thereof; provided that the remaining principal amount of such Note after such conversion is $1,000 or an integral multiple of $1,000 in excess thereof) of such Note (i) subject to satisfaction of the conditions described in Section 12.01(b), at any time prior to the close of business on the Business Day immediately preceding September 1, 2021 under the circumstances and during the periods set forth in Section 12.01(b), and (ii) regardless of the conditions described in Section 12.01(b), on or after September 1, 2021 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 13.5036 shares of Common Stock (subject to adjustment as provided in this Article 12, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 12.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding September 1, 2021, a Holder may surrender to the Conversion Agent all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a written request by a Holder of Notes in accordance with this subsection (b)(i) and the definition of “Trading Price” in Section 2.01(c), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on each such Trading Day and the applicable Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this First Supplemental Indenture. Any such determination shall be conclusive absent manifest error. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each and the Company shall direct such securities dealers to provide the required information to the Bid Solicitation Agent. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as the Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable

Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) in writing to determine, or if the Company is acting as the Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If (x) the Company is not acting as the Bid Solicitation Agent, and the Company does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company so instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, and the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate for such Trading Day, the Company shall so notify the Holders of the Notes, and the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(ii) If, prior to the close of business on the Business Day immediately preceding September 1, 2021, the Company elects to:

(A) issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of the Common Stock the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 80 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

(iii) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding September 1, 2021, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 13.02, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets that occurs prior to the close of business on the Business Day immediately preceding September 1, 2021, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the date that is 80 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. Subject to the immediately succeeding sentence, the Company shall notify Holders, and the Trustee and the Conversion Agent (if other than the Trustee) in writing, as promptly as practicable following the date the Company publicly announces such transaction (and in no event less than 80 Scheduled Trading Days prior to the anticipated effective date of such transaction). However, if the Company does not have knowledge of such transaction at least 80 Scheduled Trading Days prior to the anticipated effective date of such transaction, the Company shall notify Holders, and the Trustee and the Conversion Agent (if other than the Trustee) in writing, within two Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding September 1, 2021, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2015 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

Section 12.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 12.02, Section 12.03(b) and Section 12.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder through the Conversion Agent, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 12.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 12.02 (“Combination Settlement”), at its election, as set forth in this Section 12.02.

(i) All conversions for which the relevant Conversion Date occurs on or after September 1, 2021 shall be settled using the same Settlement Method.

(ii) Except for any conversions for which the relevant Conversion Date occurs on or after September 1, 2021, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If, in respect of any Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs on or after September 1, 2021), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or all such conversions, as the case may be), the Company shall deliver such Settlement Notice to converting Holders, and to the Conversion Agent in writing, no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs on or after September 1, 2021, no later than September 1, 2021). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement for such conversion (or, in the case of conversions for which the relevant Conversion Date occurs on or after September 1, 2021, for all such conversions) and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Each Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation for a conversion (or, in the case of conversions for which the relevant Conversion Date occurs on or after September 1, 2021, for all such conversions), but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. For the avoidance of doubt, if the Company does not elect a Settlement Method on or prior to September 1, 2021 for all conversions for which the relevant Conversion Date occurs on or after September 1, 2021, the Company shall be deemed to have elected Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes equal to $1,000 for all such conversions.

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver through the Conversion Agent to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the applicable Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay through the Conversion Agent to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 70 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, through the Conversion Agent in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 70 consecutive Trading Days during the related Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the relevant Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 12.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 12 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 13.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date that the Holder has complied with the requirements set forth in subsection (b) above (the “Conversion Date”). Except as set forth in Section 12.03(b) and Section 12.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation no later than the third Scheduled Trading Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or no later than the third Scheduled Trading Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or the Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 12.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 12.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for Notes converted after the close of business on the Regular Record Date immediately preceding the Maturity Date and before the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes. Therefore, for the avoidance of doubt, all Holders at the close of business on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) The Person in whose name any shares of Common Stock shall be issuable upon conversion shall become the holder of record of such shares as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 12.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 12.01(b)(iii), the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 12.02; provided, however, that if, at the Effective Date of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Scheduled Trading Day following the Conversion Date. The Company shall notify the Holders of Notes and the Trustee of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If all the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 12.04.

(e) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 12.03 for each hypothetical Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$55.89	$60.00	$65.00	$74.05	$80.00	$90.00	$100.00	$125.00	$150.00	$175.00	$200.00	$250.00	$300.00
June 3, 2015	4.3886	3.8566	3.3224	2.6017	2.2510	1.8053	1.4839	0.9865	0.7116	0.5415	0.4269	0.2832	0.1974
June 1, 2016	4.3886	3.7946	3.2400	2.4993	2.1429	1.6952	1.3777	0.8974	0.6402	0.4845	0.3811	0.2528	0.1763
June 1, 2017	4.3886	3.7152	3.1344	2.3671	2.0036	1.5547	1.2430	0.7871	0.5538	0.4167	0.3275	0.2178	0.1524
June 1, 2018	4.3886	3.6258	3.0098	2.2092	1.8364	1.3872	1.0837	0.6604	0.4569	0.3424	0.2694	0.1805	0.1271
June 1, 2019	4.3886	3.5129	2.8504	2.0060	1.6239	1.1763	0.8874	0.5118	0.3476	0.2606	0.2065	0.1403	0.0997
June 1, 2020	4.3886	3.3691	2.6387	1.7334	1.3403	0.9035	0.6419	0.3415	0.2301	0.1753	0.1413	0.0982	0.0706
June 1, 2021	4.3886	3.1731	2.3217	1.3154	0.9143	0.5192	0.3230	0.1562	0.1114	0.0889	0.0734	0.0520	0.0378
June 1, 2022	4.3886	3.1631	1.8810	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $300.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $55.89 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 17.8922 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 12.04.

Section 12.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 12.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holder, divided by $1,000.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 12.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 12.04(a) is declared that results in an adjustment under this Section 12.04(a) but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 12.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 12.04(b) and for the purpose of Section 12.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding: (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 12.04(a) or Section 12.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 12.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 12.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 12.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 12.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 12.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 2.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that (i) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Conversion Date in determining the Conversion Rate and (ii) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that occurs during the relevant Observation Period for such conversion and during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Trading Day in the Valuation Period in determining the Conversion Rate as of such Trading Day. If the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” in the preceding paragraph and this paragraph shall be deemed replaced, for purposes of calculating the applicable Conversion Rate solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.

If any such payment or distribution that constitutes a Spin-Off is declared but not made, and such payment or distribution has resulted in an adjustment to the Conversion Rate pursuant to the portion of this Section 12.04(c) related to Spin-Offs, the Conversion Rate shall be re-adjusted, effective as of the date the Board of Directors determines not to make such payment or distribution, to be the Conversion Rate that would then be in effect if such payment or distribution had not been declared.

For purposes of this Section 12.04(c) (and subject in all respects to Section 12.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.04(c) (and no adjustment to the Conversion Rate under this Section 12.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 12.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 12.04(a), Section 12.04(b) and this Section 12.04(c), if any dividend or distribution to which this Section 12.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 12.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 12.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 12.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 12.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 12.04(a) and Section 12.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 12.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 12.04(b). The adjustments to the Conversion Rate made pursuant to the provisions of this paragraph shall be made without duplication.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 12.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 12.04(e) shall occur at the close of business on the 10th consecutive Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that (i) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references in the preceding paragraph to “10” or “10th” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and such Conversion Date in determining the applicable Conversion Rate and (ii) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that occurs during the relevant Observation Period for such conversion and during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references in this Section 12.04(e) to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and such Trading Day in determining the applicable Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the Expiration Date is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to “10” or “10th” and this paragraph shall be deemed replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Observation Period.

(f) Notwithstanding this Section 12.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 12.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 12.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) If the application of the formulas set forth in this Section 12.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a reverse share split or share combination). Except as set forth in this First Supplemental Indenture, the Company shall not adjust the Conversion Rate.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 12.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.

(i) Notwithstanding anything to the contrary in this Article 12, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Stock;

(v) for accrued and unpaid interest, if any; or

(vi) for guarantees issued in respect of any outstanding securities of the Company.

(j) All calculations and other determinations under this Article 12 shall be made by the Company and all calculations of the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share. The Company shall not be required to make an adjustment to the Conversion Rate under the Indenture unless the adjustment would result in a change of at least 1% in the then-applicable Conversion Rate. However, the Company shall carry forward any adjustment to the Conversion Rate that is less than 1% of the then-applicable Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the then-effective Conversion Rate, (i) annually on the anniversary of the date of this First Supplemental Indenture, (ii) on the Conversion Date for any Notes (in the case of Physical Settlement), (iii) on each Trading Day during any Observation Period related to any conversion of the Notes (in the case of Cash Settlement or Combination Settlement) and (iv) on the Effective Date of any Fundamental Change or Make-Whole Fundamental Change.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 12.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 12.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 12.06. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 12.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 12.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.02(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 12.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 12.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 12.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 12.03), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Scheduled Trading Day immediately following the relevant Conversion Date. The Company shall notify Holders, and the Trustee and the Conversion Agent (if other than the Trustee) in writing, of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in Section 12.04 and Section 12.05. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 13. Following any Merger Event, each reference herein to a share of Common Stock and the Common Stock shall be deemed to refer to a unit of Reference Property and the Reference Property, respectively, subject to the provisions of such supplemental indenture.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 12.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in the Indenture, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 12.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 12.01 and Section 12.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 12.08. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock or a combination of cash and Common Stock in accordance with the provisions of this First Supplemental Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time.

Section 12.09. Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value

(or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.07(a) relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 12.07(a) or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.3 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 12.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent promptly after the Trustee or the Conversion Agent (if other than the Trustee) receives a request to convert the Notes under Section 12.01(b). The Company shall promptly respond in writing to a request from the Conversion Agent to the Company to confirm if the condition in Section 12.01(b)(iv) has been met.

Section 12.10. [Reserved].

Section 12.11. Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes into Common Stock (or a combination of cash and Common Stock), each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 12.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 13

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 13.01. [Reserved].

Section 13.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice (the “Fundamental Change Repurchase Date”) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay on the applicable Interest Payment Date the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 13. The Fundamental Change Repurchase Date shall be subject to postponement to comply with applicable law.

(b) On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, and the Trustee, the Conversion Agent (in the case of a Conversion Agent other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) in writing, a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 13;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture, if applicable; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 13.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(c) Repurchases of Notes under this Section 13.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, at or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple in excess thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 13.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.03.

The Paying Agent shall on a daily basis notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding the foregoing, the Company shall not be required to purchase, or to make an offer to purchase, any Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 13 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 13.

(f) To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article 13 relating to the Company’s obligation to repurchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Article 13 by virtue of such conflict

Section 13.03. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 13.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with Applicable Procedures.

Section 13.04. Deposit of Fundamental Change Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 10.3 of the Base Indenture (as modified hereby)) prior to the Fundamental Change Repurchase Date (or, if the Company is acting as its own Paying Agent, on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date) an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes properly surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) shall be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 13.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 13.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes shall cease to be Outstanding, (ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 13.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 13.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company shall, if required:

(a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 13 to be exercised in the time and in the manner specified in this Article 13.

ARTICLE 14

NO REDEMPTION

Section 14.01. No Redemption; Applicability of Article XI and Article XII of the Base Indenture. Article XI and Article XII of the Base Indenture shall not apply to the Notes. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01. Governing Law; Jurisdiction. This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in The Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 15.02. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 15.03. Benefits of Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 15.04. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 15.05. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 15.06. Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.07. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date shall not be a Business Day or shall be a day on which banking institutions in the Place of Payment are authorized or obligated by law to close or be closed, then (notwithstanding any other provision of the Indenture or of the Notes) any payment to be made with respect to the Notes need not be made at such Place of Payment on such date, but may be made on the next succeeding day that is both a Business Day and is not a day on which banking institutions in such Place of Payment are authorized or obligated by law to close or be closed, with the same force and effect as if made on such Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date; provided that no interest shall accrue on the amount then payable for the period from and after such Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date, as the case may be. Section 1.13 of the Base Indenture shall be superseded in its entirety by this Section 15.07, and any reference in the Base Indenture to such Section 1.13 shall be deemed to refer instead to this Section 15.07.

Section 15.08. Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of such Holder at the sole cost and expense of the Company.

Section 15.09. Conflict With Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 318(c) of the Trust Indenture Act, such imposed duties shall control. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this First Supplemental Indenture, such provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as such provision of the Trust Indenture Act is so modified or excluded, as the case may be.

Section 15.10. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 15.11. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.12. Official Acts by Successor Corporation. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

ARTICLE 16

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 16.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this First Supplemental Indenture or in any supplemental indenture hereto or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this First Supplemental Indenture and the issue of the Notes.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:	/s/ Spencer Schwartz
	Name:	Spencer Schwartz
	Title:	Executive Vice President and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]

Atlas Air Worldwide Holdings, Inc.

2.25% Convertible Senior Note due 2022

No. [ ]	[Initially][1] $[ ]

CUSIP No. [                    ]

ATLAS AIR WORLDWIDE HOLDINGS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [            ]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[        ]]5, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $224,500,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on June 1, 2022, and interest thereon as set forth below.

This Note shall bear interest at the rate of 2.25% per year from June 3, 2015, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 1, 2022. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2015, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively. Additional Interest shall be payable as set forth in Section 6.04 of the within-mentioned First Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein or in the Base Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 6.04, and any express mention of the payment of Additional Interest in any provision therein or in the Base Indenture shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 3.08 of the First Supplemental Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

Global Notes) at the office or agency designated by the Company maintained for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in the continental United States of America, as a Place of Payment (as defined below) where Notes may be presented for payment or for registration of transfer and exchange. “Place of Payment” means, with respect to the Notes, the location of the office or agency maintained by the Company pursuant to Section 5.01 of the First Supplemental Indenture. The Place of Payment shall initially be Wilmington, Delaware.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ATLAS AIR WORLDWIDE HOLDINGS, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

Atlas Air Worldwide Holdings, Inc.

2.25% Convertible Senior Note due 2022

This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.25% Convertible Senior Notes due 2022 (the “Notes”), limited to the aggregate principal amount of $224,500,000 all issued or to be issued under and pursuant to the First Supplemental Indenture dated as of June 3, 2015 (the “First Supplemental Indenture”), between the Company and Wilmington Trust, National Association (the “Trustee”), which amends and supplements the Indenture dated as of June 3, 2015 between the Company and the Trustee (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture and from time to time with respect to the Notes, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple in excess thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Atlas Air Worldwide Holdings, Inc.

2.25% Convertible Senior Notes due 2022

The initial principal amount of this Global Note is             DOLLARS ($[        ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

Atlas Air Worldwide Holdings, Inc.

2.25% Convertible Senior Notes due 2022

To:	Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Atlas Air Account Administrator

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share of Common Stock, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 12.02(d) and Section 12.02(e) of the First Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

Atlas Air Worldwide Holdings, Inc.

2.25% Convertible Senior Notes due 2022

To:	Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Atlas Air Account Administrator

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Atlas Air Worldwide Holdings, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 13.02 of the First Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Atlas Air Worldwide Holdings, Inc.

2.25% Convertible Senior Notes due 2022

For value received                              hereby sell(s), assign(s) and transfer(s) unto                              (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                              attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1